Exhibit 10.14

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] OR [REDACTED] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT TO Sponsorship and services agreement

AMENDMENT TO SPONSORSHIP AND SERVICES AGREEMENT, (this “Amendment”) is made and entered into as of this 15th day of June 2020, by and among HOF Village, LLC, a Delaware limited liability company (“HOFV”), National Football Museum, Inc., d/b/a Pro Football Hall of Fame, an Ohio corporation (“PFHOF” and, together with HOFV, the “HOF Entities”) and Constellation NewEnergy, Inc., a Delaware corporation, on behalf of itself and its retail affiliates and subsidiaries (collectively, “Constellation”). HOFV and/or PFHOF, on the one hand, and Constellation, on the other hand, are referred to herein as a “Party” and, collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Sponsorship and Services Agreement (the “Agreement”) dated December 19, 2018, evidencing the agreed terms and conditions under which Constellation agreed to provide to the HOF Entities, and the HOF Entities desire to obtain from Constellation, certain Products and Services for use in connection with the Village. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Parties wish to revise the Agreement due to delays in construction of the Constellation Center for Excellence building.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Construction Delays. Section 1.6 of the Agreement is hereby amended to read in its entirety as follows:

“The Parties acknowledge and agree that it is HOFV’s intent to cause to be issued a certificate of substantial completion for the facilities listed on Exhibit D attached hereto by the last day of the quarter specified therein; provided, however, in the event that the exterior structure of the Center for Excellence shall not have been erected or permanent signage bearing a Co-Branded Center for Excellence Logo shall not have been installed and operational on the east and west sides of the Center for Excellence, in either case, to Constellation’s satisfactions on or before the date required pursuant to Exhibit H attached hereto, Constellation shall have as its sole remedy the right to reduce the Sponsorship Fees as set forth in Exhibit H. Any other construction delay shall not: (i) impact the obligations of Constellation hereunder or (ii) constitute an Event of Default by the HOF Entities hereunder. Any construction delay shall not impact HOFV’s contractual commitment or timelines as it relates to the obligations set forth in this Agreement related to EME financing. Any commodity supply agreements with HOFV related to the delayed facility shall be extended in term by the number of months of the certificate of substantial completion delay at then current market pricing, except to the extent that an existing agreement is in place with respect to such delayed facility or supply quantity purchased.”

2.	Term. Section 4.1 of the Agreement is hereby amended to read in its entirety as follows:

“Term. The term of this Agreement (the “Term”), unless mutually extended by written agreement of the Parties or unless sooner terminated as provided herein, shall commence effective as of the date hereof and shall expire on December 31, 2029.”

3.	Notices. Section 6.1 of the Sponsorship and Services Agreement is hereby amended to update Constellation’s notice address for copies of notices as follows:

Constellation NewEnergy, Inc.

1001 Louisiana Street, Suite 2300

Houston, TX 77002

Attention: Nina Jezic

nina.jezic@constellation.com

4.	Exhibit D. Exhibit D of the Agreement is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

5.	Exhibit E. Exhibit E of the Agreement is hereby deleted in its entirety and replaced with Exhibit E attached hereto.

6.	Exhibit H. Exhibit H of the Agreement is hereby deleted in its entirety and replaced with Exhibit H attached hereto.

7.	Miscellaneous.

a.	Amendment to Agreement. The Parties acknowledge and agree that the Agreement has otherwise not been amended or modified in any respect, other than by this Amendment.

b.	Entire Agreement. The Agreement and this Amendment set forth all covenants, agreements and understandings among the parties with respect to the subject matter hereof and thereof, and there are no other covenants, conditions or understandings, either written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

c.	Full Force and Effect. Except as expressly amended by this Amendment, all other items and provisions of the Agreement remain unchanged and continue to be in full force and effect.

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d.	Conflicts. The terms of this Amendment shall control over any conflicts between the terms of the Agreement and the terms of this Amendment.

e.	Authority of Constellation. Constellation warrants and represents unto the HOF Entities that (i) Constellation is a duly organized and existing Delaware corporation, qualified to do business in, and in good standing in, the State of Ohio; (ii) Constellation has full right and authority to execute, deliver and perform this Amendment; (iii) the person executing this Amendment was authorized to do so; and (iv) upon request of any HOF Entity, such person will deliver to such HOF entity satisfactory evidence of his or her authority to execute this Amendment on behalf of Constellation.

f.	Authority of the HOF Entities. Each HOF Entity warrants and represents unto Constellation, as to such HOF Entity, that (i) as to HOFV, HOFV is a duly organized and existing Delaware limited liability company, qualified to do business in, and in good standing in, the State of Ohio; (ii) as to PFHOF, PFHOF is a duly organized and existing Ohio corporation, qualified to do business in, and in good standing in, the State of Ohio; (iii) such HOF Entity has full right and authority to execute, deliver and perform this Amendment; (iv) the person executing this Amendment was authorized to do so; and (v) upon request of Constellation, such person will deliver to Constellation satisfactory evidence of his or her authority to execute this Amendment on behalf of such HOF Entity.

g.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

h.	Governing Law. This Amendment shall be governed by and be construed in accordance with the laws of the State of Ohio, without reference to principles of conflicts of law.

i.	Counterparts. This Amendment may be executed in any number of counterparts which, when taken together, shall constitute one and the same Amendment. Counterparts hereof which are transmitted by facsimile, PDF or electronic transmission shall be given the identical legal effect as an original. PDF or electronic signatures shall be deemed the functional equivalent of manually executed signatures for all purposes.

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IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed this Amendment as of the date first set forth above.

HOFV:
HOF VILLAGE, LLC

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	Chief Executive Officer

PFHOF:
NATIONAL FOOTBALL MUSEUM, INC., D/B/A PRO FOOTBALL HALL OF FAME

By:	/s/ David Baker
	Name:	David Baker
	Title:	President & CEO

Constellation:
Constellation NewEnergy, Inc.

By:	/s/ Mark P. Huston
	Name:	Mark P. Huston
	Title:	President & CEO

Signature Page to Amendment to Sponsorship and Services Agreement

EXHIBIT D

CONSTRUCTION SCHEDULE

COMPONENT	Timing
National Youth Football & Sports Complex	3rd Quarter 2021
The Center for Excellence	4th Quarter 2021
Hall of Fame Hotel & Conference Center	1st Quarter 2022
Hall of Fame Promenade (restaurants, retail & residential)	3rd Quarter 2021
Player Care Center including Legends Landing/Residential	4th Quarter 2022
The Center for Athletic Performance & Safety	4th Quarter 2021
Hall of Fame Experience (amusement/water park recreation)	3rd Quarter 2022

D-1

EXHIBIT H

SPONSORSHIP FEES AND Activation Fund Proceeds

[REDACTED]

H-1